Exhibit 22.1
LISTING OF SUBSIDIARY GUARANTORS
The following series of senior subordinated and secured notes issued by TransDigm Inc., a wholly owned subsidiary of TransDigm Group Incorporated, are unconditionally guaranteed, on a joint and several basis, by TransDigm Group Incorporated and each of the subsidiaries listed below under “Subsidiary Guarantors.”

Description
6.750% senior secured notes due 2028 (“2028 Secured Notes”)
4.625% senior subordinated notes due 2029 (“4.625% 2029 Notes”)
6.375% senior secured notes due 2029 (“2029 Secured Notes”)
4.875% senior subordinated notes due 2029 (“4.875% 2029 Notes”)
6.875% senior secured notes due 2030 (“2030 Secured Notes”)
7.125% senior secured notes due 2031 (“2031 Secured Notes”)
6.625% senior secured notes due 2032 (“2032 Secured Notes”)
6.000% senior secured notes due 2033 (“2033 Secured Notes”)
6.375% senior subordinated notes due 2033 (“6.375% 2033 Notes”)
6.250% senior secured notes due 2034 (“2034 Secured Notes”)
6.750% senior subordinated notes due 2034 (“6.750% 2034 Notes”)
6.125% senior subordinated notes due 2034 (“Initial 6.125% 2034 Notes”)

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
4455 Genesee Properties, LLC	Delaware
4455 Genesee Street, LLC	Delaware
17111 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
American Fuel Cell and Coated Fabrics Company, LLC	Delaware
AmSafe Global Holdings, Inc.	Delaware
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Apical Industries, Inc.	California
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Ashford Properties, LLC	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace Inc.	Delaware
Calspan Air Facilities, LLC	New York
Calspan Air Services, LLC	New York
Calspan ASE Portugal, Inc.	Minnesota
Calspan Holdings, LLC	New York
CALSPAN JETS LLC	Delaware
Calspan Technology Acquisition LLC	Delaware
Calspan, LLC	New York
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
Chelton Defense Products, Inc.	Delaware
CMC Electronics Aurora LLC	Delaware
CPI EDB Intermediate Holdings, Inc.	Delaware
CPI Electron Device Business, Inc.	Delaware
CTHC LLC	New York
Dart Aerospace USA, Inc.	Washington
Dart Buyer, Inc.	Delaware
Dart Helicopter Services, Inc.	Delaware
Dart Intermediate, Inc.	Delaware
Dart TopCo, Inc.	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Eastern OptX, Inc.	New Jersey
Electromech Technologies LLC	Delaware
Esterline Europe Company LLC	Delaware
Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies SGIP LLC	Delaware
FPT Industries LLC	Delaware
Genesee Holdings II, LLC	New York
Genesee Holdings III, LLC	New York
Genesee Holdings, LLC	New York
Great River Technology Incorporated	New Mexico
HarcoSemco LLC	Connecticut

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Hartwell Corporation	California
Hytek Finishes Co.	Delaware
Iceman Holdco, Inc.	Delaware
ILC Holdings, Inc.	Delaware
In-Phase Technologies, Incorporated	New Jersey
Janco Corporation	California
Johnson Liverpool LLC	Delaware
King Nutronics, LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Leach Holding Corporation	Delaware
Leach International Corporation	Delaware
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
Lodestar JPE Merger Sub LLC	Delaware
Lodestar VSA Merger Sub LLC	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Medtherm Labs, LLC	Delaware
Microwave Power Products, Inc.	Delaware
NAT Seattle Inc.	Delaware
NMC Group, Inc.	California
Nordisk Aviation Products LLC	Delaware
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas LLC	Delaware
Norwich Aero Products Inc.	New York
Offshore Helicopter Support Services, Inc.	Louisiana
Oppenheimer Precision Products, Inc.	Pennsylvania
Palomar Products, Inc.	Delaware
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Power Device Corporation	New York
Raptor Labs HoldCo, LLC	Delaware
Raptor Labs Intermediate, LLC	Delaware
Schneller LLC	Delaware
Semco Instruments, Inc.	Delaware
Sensor Concepts, LLC	Delaware
Servotronics, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Simmonds Precision Products, Inc.	New York
Simplex Manufacturing Co.	Oregon

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Skandia, Inc.	Illinois
Skurka Aerospace Inc.	Delaware
Space Electronics LLC	Delaware
Symetrics Industries, LLC	Florida
TA Aerospace Co.	California
Tactair Fluid Controls, Inc.	New York
TDG ESL Holdings Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Telair US LLC	Delaware
TestVonics, Inc.	New Hampshire
Texas Rotronics, Inc.	Texas
TransDigm UK Holdings Limited	United Kingdom
Transicoil LLC	Delaware
Whippany Actuation Systems, LLC	Delaware
Young & Franklin Inc.	New York